EXHIBIT 10(c)(3)

EXECUTION COPY

FIFTH OMNIBUS AMENDMENT

This FIFTH OMNIBUS AMENDMENT, dated as of March 27, 2007 (as amended, modified, waived, supplemented or restated from time to time, this “Amendment”), is by and among:

(1) U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns “U.S. Bank”), not in its individual capacity, but solely as Custodian (in such capacity, the “Custodian”) and as indenture trustee (in such capacity, the “Indenture Trustee”) under the Indenture (as defined below);

(2) CITIGROUP GLOBAL MARKETS REALTY CORP., a Delaware corporation (together with its successors and assigns, “Citigroup”), as note purchaser (in such capacity, the “Note Purchaser”) under the Note Purchaser Agreement (as defined below);

(3) NEWSTAR WAREHOUSE FUNDING 2005 LLC, a Delaware limited liability company (together with its successors and assigns, "NewStar LLC"), as issuer (in such capacity, the “Issuer”) under the Indenture (as defined below) and as purchaser (in such capacity, the “Purchaser”) under the Sale and Servicing Agreement (as defined below);

(4) NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, "NewStar Financial"), as seller (in such capacity, "Seller") and as servicer (in such capacity, "Servicer") under the Sale and Servicing Agreement (as defined below); and

(5) LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services (together with its successors and assigns, "USBPS"), as backup servicer (in such capacity, "Backup Servicer").

INTRODUCTORY STATEMENT

NewStar Financial, as Seller and as Servicer, NewStar LLC, as Purchaser, and USBPS, as Backup Servicer, have entered into the Sale and Servicing Agreement, dated as of December 30, 2005 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”).

NewStar LLC, as Issuer, and U.S. Bank, as Indenture Trustee and as Custodian, have entered into the Indenture, dated as of December 30, 2005 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

NewStar LLC, as Issuer, NewStar Financial, as Seller and Servicer, and Citigroup, as Note Purchaser, have entered into the Note Purchase Agreement, dated as of December 30, 2005 (the “Original Note Purchase Agreement” and, together with the Sale and Servicing Agreement and the Indenture, the "Original Basic Documents"),

Pursuant to the Indenture, NewStar LLC, as Issuer, has issued a Note to the Note Purchaser with an aggregate initial principal amount of up to $300,000,000 (the “Original Note”).

In April of 2006, the parties entered into a First Omnibus Amendment amending Appendix A to each of the Original Basic Documents (the “First Omnibus Amendment”). In June of 2006, the parties (i) entered into a Second Omnibus Amendment further amending Appendix A to each of the Original Basic

Documents (the “Second Omnibus Amendment”). In December of 2006, the parties entered into a Third Omnibus Amendment amending certain of the Basic Documents (including Appendix A to each of the Basic Documents) (the “Third Omnibus Amendment”) and (ii) amended and restated the Original Note Purchase Agreement pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 22, 2006 (the “Note Purchase Agreement” and, together with the Sale and Servicing Agreement and the Indenture, the “Basic Documents”), among each of the parties to the Original Note Purchase Agreement. Concurrently with the execution and delivery of the Third Omnibus Amendment, NewStar LLC also executed and delivered a Continuing Agreement for Letters of Credit in favor of Citibank, N.A. (the “Reimbursement Agreement”). In February of 2007, the parties entered into a Fourth Omnibus Amendment, amending Appendix A to each of the Basic Documents and Schedule 2 to the Servicing Agreement (the “Fourth Omnibus Amendment”).

Concurrently with the execution and delivery of this Amendment, the Issuer is executing and delivering the Amended and Restated Note, dated as of the date hereof (the "Amended and Restated Note" and the Original Note, as so amended and restated, the "Note"), with a maximum aggregate principal amount of $400,000,000, against delivery and cancellation of the Original Note; the parties now wish to amend the Indenture, the Note Purchase Agreement and the Sale and Servicing Agreement in the manner set forth herein, and to adopt the Usage and Definitions attached hereto as Exhibit A as heretofore amended, restated, supplemented or otherwise modified from time to time, (the “Definitions Appendix”) as the definitions appendix that is to be applicable to each of the Basic Documents. The parties also wish that the Issuer shall make a confirmatory grant to the Indenture Trustee of the security interest in the Collateral, reflecting certain additional secured obligations.

The parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, all defined terms that are defined in the Sale and Servicing Agreement (as amended by this Amendment) or, if not therein defined, in the Amended and Restated Note Purchase Agreement or, if not therein defined, in the Indenture (as amended by this Amendment) (including, in each case, the Definitions Appendix as amended by this Amendment), shall have the same meanings when used herein.

Section 2. Amendments to Definitions Appendix. Appendix A to each of the Basic Documents, is hereby amended as follows:

(a) The definition of "Note Interest Rate" is hereby amended by replacing 0.70% in clause (a)(i) with 0.60%.

(b) The definition of "Note Purchase Obligation Limit" is hereby amended by replacing "$300,000,000" with "$400,000,000."

(c) Clause (a) of the definition of "Excess Concentration Amount" is hereby amended to read in its entirety as follows:

"(a) the total Outstanding Funded Principal Balance of Eligible Assets that relate to any one Obligor (including any Affiliates thereof) exceeds $40,000,000; provided, however, that (i) the Outstanding Funded Principal Balance of Eligible Assets that relate to one Obligor may be up to $60,000,000 without resulting in an Excess Concentration Amount with respect thereto (except that this proviso shall be deemed to apply only for a period not exceeding forty-five (45) days with respect to any Obligor, following which an Excess Concentration Amount shall result if such total Outstanding Funded Principal Balance exceeds $40,000,000) and (ii) the Note Purchaser may from time to time by written waiver cause any of the dollar amounts specified in this clause (a) to be increased to designated levels with respect to any one or more designated Obligors, the effect of each such waiver to be subject to any limitations and conditions as may be set forth therein (the effectiveness of any waiver pursuant to this clause (ii) being conditioned upon delivery of a copy thereof, or summary of the substance thereof, to the Indenture Trustee and the Backup Servicer);"

(d) Clause (d) of the definition of "Excess Concentration Amount" is hereby deleted in its entirety and replaced with the following:

"(d)(1) the total Outstanding Funded Principal Balance of the Eligible Assets relating to Borrowers or other Obligors which are predominantly located in any one State (other than the State of California) exceeds the greater of (i) $30,000,000 and (ii) 20% of the Eligible Funded Asset Amount;

(d)(2) the total Outstanding Funded Principal Balance of the Eligible Assets relating to Borrowers or other Obligors which are not predominantly located in any one State exceeds the greater of (i) $30,000,000 and (ii) 30% of the Eligible Funded Asset Amount;"

(e) Clause (e) of the definition of "Excess Concentration Amount" is hereby deleted in its entirety and replaced with the following:

"(e) the total Outstanding Funded Principal Balance of the Eligible Assets relating to Borrowers or other Obligors which are predominately located in the State of California exceeds the greater of (i) $30,000,000 and (ii) 30% of the Eligible Funded Asset Amount;"

Section 3. Amendments to Sale and Servicing Agreement.

(a) Section 2.7(c) of the Sale and Servicing Agreement is hereby amended by replacing "December 30, 2008" with "December 30, 2009."

Section 4. Confirmatory Grant of Security Interest.

(a) Issuer hereby Grants to Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties, all of Issuer's right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising in, the Collateral. The Grant of the Collateral includes all rights, powers and options (but none of the obligations) of Issuer under the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of Issuer or otherwise, and generally to do and receive anything that Issuer is or may be entitled to do or receive under the Collateral or with respect to the Collateral.

(b) The foregoing Grant is made in trust to secure (a) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes (including, without limitation, the Amended and Restated Note), (b) payment of amounts payable to the Hedge Counterparties under the Interest Rate Hedges (if any), (c) payment of amounts payable to Note Purchaser pursuant to the Note Purchase Agreement (including the Unused Fee Amount), (d) payment of amounts payable to the Issuing Bank under the Reimbursement Agreement, including all reimbursement obligations with respect to Letters of Credit and all L/C Fee Amounts, together with accrued interest on all of the foregoing, and (e) compliance by Issuer with the provisions of the Indenture, the Reimbursement Agreement, the other Basic Documents and the Interest Rate Hedges (if any) for the benefit of the Secured Parties.

(c) Indenture Trustee acknowledges such Grant, accepts the trusts under the Indenture and agrees to perform the duties required in the Indenture so that the interests of the Secured Parties may be adequately and effectively protected. The Indenture Trustee acknowledges the rights and obligations of the Servicer with respect to the servicing of the Collateral pursuant to the Sale and Servicing Agreement.

(d) Issuer hereby authorizes Indenture Trustee and Skadden, Arps, Slate, Meagher & Flom LLP to file a Record or Records (as such term is defined in the applicable UCC), including financing statements or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect, and continue the perfection of, the security interest Granted to Indenture Trustee under the Indenture (as amended by this Amendment); provided, that Indenture Trustee will have no obligation to make any such filings. Such financing statements may describe the Collateral in any manner necessary, advisable or prudent to ensure the perfection of the security interest Granted to Indenture Trustee under this Indenture, including "all assets," "all personal property" or words to similar effect; provided, that Indenture Trustee will have no obligation to make any such determination.

Section 5. "Representations and Warranties of NewStar LLC and NewStar Financial. Each of NewStar LLC and NewStar Financial represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Note Purchaser, the Indenture Trustee, the Issuing Bank, the Custodian and the Backup Servicer that:

(a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(b) no consent of any person and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment which has not been obtained;

(c) this Amendment has been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e) after giving effect to this Amendment, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default (as defined in the Indenture or any other Basic Document) has occurred and is continuing; and

(f) on the date hereof, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement, and the representations and warranties set forth in Section 5.01 and Section 5.02 of the Note Purchase Agreement, are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date.

Section 6. Conditions to Effectiveness. This Amendment shall become effective as of the date above written, if, and only if:

(a) each of the Note Purchaser, the Indenture Trustee, the Custodian and the Backup Servicer shall have received counterparts of this Amendment duly executed by NewStar LLC and NewStar Financial (in all of their respective capacities set forth herein);

(b) all representations and warranties contained in this Amendment or otherwise made in writing to the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer in connection herewith shall be true and correct in all material respects;

(c) the Amended and Restated Note has been duly, executed and delivered by the Issuer;

(d) such other information, materials and documentation as the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer, and/or their respective counsel, may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to such Person, as the case may be, and its counsel; and

(e) all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Note Purchaser, the Indenture Trustee, the Custodian and/or the Backup Servicer and their respective counsel.

Section 7. Confirmation and Acknowledgement of the Obligations. NewStar LLC hereby (i) confirms and acknowledges to the Note Purchaser that it is validly and justly indebted to the Note Purchaser, any other Noteholders and any other Persons party to the Basic Documents, as applicable, for the payment of all obligations due under the Basic Documents without offset, defense, cause of action or counterclaim of any kind or nature whatsoever and (ii) reaffirms and admits the validity and enforceability of the Indenture, the Note and the other Basic Documents. NewStar Financial hereby confirms and acknowledges its obligations under the Basic Document and confirms that they will remain in effect following the execution and delivery of this Amendment.

Section 8. Ratification of Basic Documents. This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Note or the Basic Documents or a waiver of any Event of Default under the Note, the Indenture or the other Basic Documents, whether or not known to the Note Purchaser, any other Noteholder or the Indenture Trustee or (ii) to prejudice any other right or rights which the Note Purchaser, any other Noteholder or the Indenture Trustee may now have or have in the future under or in connection with the Note or the Basic Documents or any of the instruments or agreements referred to therein. Except to the extent hereby modified, the Note and each of the Basic Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Note and the Basic Documents as heretofore amended or modified and as modified by this Amendment are hereby ratified and affirmed. After this Amendment becomes effective, all references to the Indenture, Note Purchase Agreement and Sale and Servicing Agreement, “hereof,” “herein,” or words of similar effect referring to the Indenture, Note Purchase Agreement or Sale and Servicing Agreement shall be deemed to mean the Indenture, Note Purchase Agreement or the Sale and Servicing Agreement as amended by the First Omnibus Amendment, the Second Omnibus Amendment, the Third Omnibus Amendment, the Fourth Omnibus Amendment and as further amended hereby. This Amendment shall not constitute a novation of the Indenture, Note Purchase Agreement or Sale and Servicing Agreement, but shall constitute an amendment thereof.

Section 9. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 10. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

Section 11. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the amendment of the Basic Documents. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

Section 13. Severability. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

Section 14. Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

Section 15. Consultation with Advisors. Each of the parties hereto acknowledge that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part thereof to be drafted.

Section 16. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

Section 17. Costs and Expenses. The Issuer agrees that the obligations of the Issuer pursuant to Section 10.13(a)(ii) of the Note Purchase Agreement shall extend to the preparation, execution and delivery of this Amendment, the Amended and Restated Note and any other documentation contemplated hereby (whether or not this Amendment or the Amended and Restated Note becomes effective or the transactions contemplated hereby and thereby are consummated), including, but not limited to, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Note Purchaser.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as
Custodian and as Indenture Trustee

By:	/s/ Kyle Harcourt
Name:	Kyle Harcourt
Title:	Vice President

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as
Purchaser and as Issuer

By:	NEWSTAR FINANCIAL, INC., its designated manager

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

NEWSTAR FINANCIAL, INC., as Purchaser and as Issuer

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

CITIGROUP GLOBAL MARKETS REALTY CORP., as Note Purchaser

By:	/s/ John Pawlowski
Name:	John Pawlowski
Title:	Authorized Signer

LYON FINANCIAL SERVICES, INC., as Backup Servicer

By:	/s/ Joseph Andries
Name:	Joseph Andries
Title:	Senior Vice President